The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-237889
SUBJECT TO COMPLETION, DATED JUNE 15, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 23, 2020)
      Shares
Class A Common Stock

We are offering        shares of our Class A common stock in this offering.
We have two classes of voting common stock, Class A common stock and Class B common stock, and one class of non-voting stock, Class C capital stock. The rights of the holders of Class A common stock, Class B common stock, and Class C capital stock are identical, except for voting and conversion rights. Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes. Shares of Class C capital stock have no voting rights, except as otherwise required by law. Each outstanding share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value and whether voluntary or involuntary or by operation of law, except for certain exceptions and permitted transfers described in our restated certificate of incorporation, and each outstanding share of Class B common stock held by a stockholder who is a natural person, or held by the permitted transferees of such stockholder, will convert automatically into one share of Class A common stock upon the death or permanent and total disability of such stockholder, subject to a conversion delay of nine months in the event of the death or permanent and total disability of one of our founders. In addition, all outstanding Class B common stock will convert automatically into Class A common stock, on a share-for-share basis, upon the date which is nine months after the death or disability of Matthew B. Salzberg, our chairman, or when the outstanding shares of Class B common stock represent less than 5% of the combined voting power of the outstanding Class A common stock and Class B common stock. All outstanding Class C capital stock will convert automatically into Class A common stock, on a share-for-share basis, on the date fixed therefor by our board of directors that is between 31 and 90 days following the conversion of all outstanding Class B common stock into Class A common stock. Upon the completion of this offering, assuming no conversions of shares of Class B common stock after the date of this prospectus supplement, the holders of the outstanding shares of Class B common stock will collectively hold approximately    % of the voting power of our outstanding capital stock (or    % of the voting power of our outstanding capital stock if the underwriter’s option to purchase additional shares is exercised in full).
Our Class A common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “APRN.” On June 14, 2021, the last reported sale price of our Class A common stock on the NYSE was $5.85 per share.
Upon the completion of this offering, assuming no conversions of shares of Class B common stock after the date of this prospectus supplement, Matthew B. Salzberg, our chairman, and Family Trust Created Under Article V of the Matthew Salzberg 2014 Annuity Trust Agreement (which jointly reported its holdings with Mr. M. Salzberg’s on a Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2021) will collectively control approximately    % of the voting power of our outstanding capital stock (or    % of the voting power of our outstanding capital stock if the underwriter’s option to purchase additional shares is exercised in full). As a result, we will continue to be a “controlled company” as defined under NYSE listing rules. As a controlled company, a majority of our board of directors is not required to be independent, and we are not required to form independent compensation and nominating and corporate governance committees of our board of directors. We have elected not to rely on these exemptions and we do not intend to rely on any of these exemptions in the future.
Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 6 of this prospectus supplement and in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement to read about factors you should consider before buying our Class A common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds to Blue Apron Holdings, Inc. (before expenses)	$	$

(1)
We refer you to “Underwriting” beginning on page S-19 of this prospectus supplement for additional information regarding underwriter compensation.

The underwriter also has the option to purchase up to an additional           shares of our Class A common stock solely to cover over-allotments on the same terms and conditions set forth above for 30 days after the date of this prospectus supplement.
The underwriter expects to deliver the shares to purchasers on or about            , 2021.

Canaccord Genuity

June   , 2021

PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor the underwriter has authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Class A common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.
We are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Blue Apron Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before investing in our Class A common stock. You should read this entire prospectus supplement and accompanying prospectus carefully, especially the risks of investing in our Class A common stock discussed under “Risk Factors” beginning on page S-6 of this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.
Overview
Blue Apron’s vision is “better living through better food.” Founded in 2012, we are on a mission to spark discovery, connection, and joy through cooking. We offer fresh, chef-designed recipes that empower our customers to embrace their culinary curiosity and challenge their abilities to see what a difference cooking quality food can make in their lives.
Our core product is the meal experience we help our customers create. These experiences extend from discovering new recipes, ingredients, and cooking techniques to preparing meals with families and loved ones to sharing photos and stories of culinary triumphs. Central to these experiences are the original recipes we design with fresh, seasonally inspired produce and high quality ingredients sent directly to our customers. We do this by employing technology and expertise across many disciplines — demand planning, recipe creation, procurement, recipe merchandising, fulfillment operations, distribution, customer service, and marketing — to drive our end-to-end value chain. We offer our customers three weekly meal plans — a Two-Serving Plan, a Four-Serving Plan, and Meal Prep Plan. We also sell wine, which can be paired with our meals, through Blue Apron Wine, our direct-to-consumer wine delivery service. Through Blue Apron Market, our e-commerce market, we sell a curated selection of cooking tools, utensils, pantry items, add-on products for different culinary occasions, which are tested and recommended by our culinary team, and à la carte wine offerings.
Corporate Information
We were incorporated under the laws of the state of Delaware on December 22, 2016. Our principal executive offices are located at 28 Liberty Street, New York, New York 10005, and our telephone number at that address is (347) 719-4312. Our website address is www.blueapron.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
As a company with less than $1.07 billion of revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may remain an emerging growth company until December 31, 2022, or until such earlier time as we have more than $1.07 billion in annual revenue, the market value of our stock held by non-affiliates is more than $700 million or we issue more than $1 billion of non-convertible debt over a three-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies.
We are also a “smaller reporting company” because the market value of our stock held by non-affiliates is less than $250 million. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.
Status as a Controlled Company
Upon the completion of this offering, and assuming no conversions of shares of Class B common stock after the date of this prospectus supplement, Matthew B. Salzberg, our chairman, and Family Trust Created Under Article V of the Matthew Salzberg 2014 Annuity Trust Agreement (which jointly reported its holdings with Mr. M. Salzberg’s on a Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2021) will collectively control approximately    % of the voting power of our outstanding capital stock (or    % of the voting power of our outstanding capital stock if the underwriter’s option to purchase additional shares is exercised in full). As a result, we will continue to be a “controlled company” as of the completion of the offering under the rules of the NYSE. As a controlled company, a majority of our board of directors is not required to be independent, and we are not required to form independent compensation and nominating and corporate governance committees of our board of directors. We have elected not to rely on these exemptions and we do not intend to rely on any of these exemptions in the future.

THE OFFERING
Class A common stock offered by us
      shares.
Option to purchase additional shares of Class A common stock
We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to          additional shares of Class A common stock solely to cover over-allotments.
Class A common stock to be outstanding immediately following this offering
      shares (or          shares if the underwriter exercise in full its option to purchase additional shares).
Class B common stock to be outstanding immediately following this offering
3,393,791 shares.
Class C capital stock to be outstanding immediately following this offering
None.
Total Class A common stock, Class B common stock and Class C capital stock to be outstanding immediately following this offering
      shares (or          shares if the underwriter exercises in full its option to purchase additional shares).
Use of proceeds
We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $      million, or $      million if the underwriter exercises its option to purchase additional shares in full.
We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See the “Use of Proceeds” section in this prospectus supplement for a more complete description of the intended use of proceeds from this offering.
Voting rights
We have two classes of voting common stock, Class A common stock and Class B common stock, and one class of non-voting stock, Class C capital stock. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. Shares of Class C capital stock have no voting rights, except as otherwise required by law.
Holders of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. Upon the completion of this offering, and assuming no conversions of shares of Class B common stock after the date of this prospectus supplement, the holders of the outstanding shares of Class B common stock will collectively hold approximately    % of the voting power of our outstanding capital stock (or    % of the voting power of our outstanding capital stock if the underwriter’s option to purchase additional shares is exercised in full), and Matthew B. Salzberg, our chairman, and Family Trust Created Under Article V of the Matthew

Salzberg 2014 Annuity Trust Agreement (which jointly reported its holdings with Mr. M. Salzberg’s on a Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2021) will collectively control approximately    % of the voting power of our outstanding capital stock (or    % of the voting power of our outstanding capital stock if the underwriter’s option to purchase additional shares is exercised in full). As a result, Mr. M. Salzberg and Family Trust Created Under Article V of the Matthew Salzberg 2014 Annuity Trust Agreement together will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval of any change in control transaction.
Risk factors
You should read the “Risk Factors” section of this prospectus supplement beginning on page S-6 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 for a discussion of factors to consider carefully before deciding to invest in shares of our Class A common stock.
New York Stock Exchange symbol
“APRN”
The number of shares of our Class A common stock, Class B common stock and Class C capital stock to be outstanding after this offering is based on 14,657,259 shares of our Class A common stock, 3,393,791 shares of our Class B common stock and no shares of Class C capital stock outstanding as of March 31, 2021 and excludes:
•
1,419,735 shares of our Class A common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2021;

•
1,157,250 shares of our Class A common stock issuable upon the vesting of performance stock units outstanding as of March 31, 2021;

•
50,342 shares of our Class B common stock issuable upon the exercise of stock options outstanding as of March 31, 2021, at a weighted average exercise price of $97.10 per share; and

•
1,284,507 additional shares of our Class A common stock available for future issuance as of March 31, 2021 under our 2017 Equity Incentive Plan, as well as any automatic increases in the number of shares of Class A common stock reserved under such plan.

Unless otherwise indicated, all information in this prospectus supplement assumes:
•
no exercise of the outstanding options described above;

•
no vesting of the restricted stock units described above

•
no vesting of the performance stock units described above;

•
no conversions of shares of Class B common stock into shares of Class A common stock;

•
no issuance or exercise of the warrants to be granted to our lenders on the first day of each quarter beginning on July 1, 2021, to purchase, at an exercise price of $0.01 per share, such number of shares of our Class A common stock as equals 0.50% of our then outstanding fully-diluted shares of common stock, in connection with our senior secured term loan, as amended; and

•
no exercise by the underwriter of its option to purchase up to           additional shares of Class A common stock.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Before you decide to invest in our Class A common stock, you should carefully consider the risks and uncertainties described below and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, together with all other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the Securities and Exchange Commission, or SEC, that we have incorporated by reference into this prospectus supplement and the accompanying prospectus. If any of the risks described below or in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 actually occurs, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our Class A common stock could decline and you might lose all or part of your investment.
Risks Related to our Class A Common Stock, this Offering and Other Matters
Our tri-class capital structure has the effect of concentrating voting control with our chairman, Matthew B. Salzberg, and Family Trust Created Under Article V of the Matthew Salzberg 2014 Annuity Trust Agreement,who together beneficially own shares representing a majority of the combined voting power of our outstanding common stock. This structure will limit or preclude your ability to influence corporate matters, including a change of control, and might affect the market price of our Class A common stock.
Our capital structure consists of three classes of stock: Class B common stock, with ten votes per share; Class A common stock, with one vote per share; and non-voting Class C capital stock. Upon the completion of this offering, stockholders who hold shares of Class B common stock, including employees and directors and their affiliates, together will hold approximately    % of the voting power of our outstanding capital stock (or    % of the voting power of our outstanding capital stock if the underwriter’s option to purchase additional shares is exercised in full); our executive officers, directors, 5% stockholders and their respective affiliates together will hold approximately    % of the voting power of our outstanding capital stock (or    % of the voting power of our outstanding capital stock if the underwriter’s option to purchase additional shares is exercised in full); and our chairman, Matthew B. Salzberg, and Family Trust Created Under Article V of the Matthew Salzberg 2014 Annuity Trust Agreement (which jointly reported its holdings with Mr. M. Salzberg’s on a Schedule 13G/A filed with the SEC on February 16, 2021) will together control approximately    % of the voting power of our outstanding capital stock (or    % of the voting power of our outstanding capital stock if the underwriter’s option to purchase additional shares is exercised in full). Because Mr. M. Salzberg and Family Trust Created Under Article V of the Matthew Salzberg 2014 Annuity Trust Agreement together control a majority of the combined voting power of our outstanding common stock, they will be able to control all matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets, so long as the outstanding shares of Class B common stock represent at least 9.1% of the total number of outstanding shares of Class A common stock and Class B common stock. This concentrated control will limit or preclude your ability to influence corporate matters, including a change of control of our company, for the foreseeable future, and might affect the market price of our Class A common stock.
Sales and/or other transfers by holders of Class B common stock result in those shares converting into Class A common stock, with limited exceptions and permitted transfers described in our restated certificate of incorporation. In addition, each outstanding share of Class B common stock held by a stockholder who is a natural person, or held by the permitted transferees of such stockholder, converts automatically into one share of Class A common stock upon the death or permanent and total disability of such stockholder, subject to a conversion delay of nine months in the event of the death or permanent and total disability of Mr. M. Salzberg. The conversion of additional shares of Class B common stock into Class A common stock will have the effect of further increasing the voting power of Mr. M. Salzberg and other holders of Class B common stock who retain their shares of Class B common stock.
Upon the completion of this offering, Matthew B. Salzberg and Family Trust Created Under Article V of the Matthew Salzberg 2014 Annuity Trust Agreement will together continue to control a majority of the combined voting power of our outstanding common stock, which means we are, and will continue to be, a “controlled company” as defined by the NYSE listing rules, and which could make our Class A common stock less attractive to some investors or otherwise harm our stock price.
Based on the combined voting power over our shares of capital stock held by Matthew B. Salzberg and Family Trust Created Under Article V of the Matthew Salzberg 2014 Annuity Trust Agreement, we are, and

following the completion of this offering, will continue to be, a “controlled company” under the NYSE listing rules. Under these rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and, as such, can elect to be exempt from certain corporate governance requirements, including requirements that:
•
a majority of the board of directors consist of independent directors;

•
the board maintain a nominations committee with prescribed duties and a written charter; and

•
the board maintain a compensation committee with prescribed duties and a written charter and comprised solely of independent directors.

As a “controlled company,” we may elect to rely on some or all of these exemptions. Accordingly, should the interests of Mr. M. Salzberg, together with Family Trust Created Under Article V of the Matthew Salzberg 2014 Annuity Trust Agreement, differ from those of other stockholders, the other stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance standards. We have elected not to rely on these exemptions and we do not intend to rely on any of these exemptions in the future. Even if we do not avail ourselves of these exemptions, our status as a controlled company could make our Class A common stock less attractive to some investors or otherwise harm our stock price.
The trading price of our Class A common stock has been, and is likely to continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.
The stock market in general and the market for our Class A common stock have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. For example, since our initial public offering in June 2017, the market price of our Class A common stock has ranged from a high of $165.00 (adjusted for the reverse stock split that occurred in June 2019) to a low of $2.01. As a result of this volatility, you may not be able to sell your Class A common stock at or above the public offering price and you may lose some or all of your investment.
If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.
The trading market for our Class A common stock will rely, in part, on the research and reports that industry or financial analysts publish about us or our business. There can be no assurance that existing analysts will continue to cover us or that new analysts will begin to cover us. There is also no assurance that any covering analyst will provide favorable coverage. A lack of research coverage or adverse coverage may negatively impact the market price of our Class A common stock. In addition, if one or more of the analysts covering our business downgrade their evaluations of our stock or the stock of other companies in our industry, the price of our stock could decline. Since December 31, 2018, eleven of the analysts who formerly covered our stock have ceased to cover our stock, and we currently have only two analysts covering our stock. If one or more of the remaining analysts cease to cover our stock, we could lose additional visibility in the market for our stock, which in turn could cause our stock price to decline further.
If you purchase shares of Class A common stock in this offering, you will suffer immediate dilution of your investment.
The price of our Class A common stock to be sold in this offering is substantially higher than the as adjusted net tangible book value per share of our Class A common stock. Therefore, if you purchase shares of our Class A common stock in this offering, you will pay a price per share that substantially exceeds our as adjusted net tangible book value per share after this offering. Based on the public offering price of $      per share, you will experience immediate dilution of $      per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the public offering price. To the extent outstanding options are exercised or restricted stock unit awards vest, you may incur further dilution. For additional information on the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

You may experience future dilution as a result of future equity offerings or other issuances of our shares of common stock.
In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to those of existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible into or exchangeable for Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Sales of additional amounts of shares of our Class A common stock or other securities convertible into shares of Class A common stock, including the warrants to be issued to our lenders beginning on July 1, 2021 in connection with the amendment to our senior secured term loan for which we are obligated to file a shelf registration with the SEC relating to the shares underlying those warrants, could dilute our stockholders.
We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Although we currently intend to use the net proceeds from this offering in the manner described in the section titled “Use of Proceeds” in this prospectus supplement, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A common stock. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business and cause the price of our Class A common stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our Class A common stock will be your sole source of gain for the foreseeable future, and investors seeking cash dividends should not purchase shares of our Class A common stock.
We are an “emerging growth company” and a “smaller reporting company,” and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our Class A common stock less attractive to investors.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the last day of the first fiscal year in which the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of June 30. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:
•
not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•
reduced disclosure obligations regarding executive compensation;

•
exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved; and

•
an exemption from compliance with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, while we are an emerging growth company we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies.
We are also a smaller reporting company, and we will remain a smaller reporting company until the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter. Similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations, such as an exemption from providing selected financial data and an ability to provide simplified executive compensation information and only two years of audited financial statements.
We have elected to take advantage of certain of the reduced reporting obligations. Investors may find our Class A common stock less attractive as a result of our reliance on these exemptions. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock and our stock price may be more volatile.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
These forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include, among other things, statements about:
•
our ability, including the timing and extent, to sufficiently manage costs and to fund investments in our operations from cash from operations and additional equity and/or debt financings in amounts necessary to maintain compliance with financial and other covenants under our indebtedness while continuing to support the execution of our growth strategy;

•
our expectations regarding our expenses and net revenue and our ability to grow adjusted EBITDA and to achieve or maintain profitability;

•
our ability, including the timing and extent, to successfully execute our growth strategy, cost-effectively attract new customers and retain existing customers, including our ability to sustain any increase in demand resulting from both our growth strategy and the COVID-19 (coronavirus) pandemic, and our ability to continue to expand our direct-to-consumer product offerings, and to continue to benefit from the implementation of operational efficiency practices;

•
changes in consumer behaviors that could lead to declines in demand, both as the COVID-19 pandemic’s impact on consumer behavior tapers, particularly as a result of fewer restrictions on dining options, and as COVID-19 vaccines become widely available in the United States, and/or if consumer spending habits are negatively impacted by worsening economic conditions;

•
our ability to attract and retain qualified employees and key personnel in sufficient numbers;

•
our ability to effectively compete;

•
our ability to maintain and grow the value of our brand and reputation;

•
any material and adverse impact of the COVID-19 pandemic on our operations and results, including as a result of our inability to meet demand due to insufficient labor, whether as a result of heightened absenteeism or challenges in recruiting and retention or otherwise, prolonged closures, or series of temporary closures, of one or more fulfillment centers, or supply chain or carrier interruptions or delays;

•
our expectations regarding, and the stability of, our supply chain, including potential shortages or interruptions in the supply or delivery of ingredients, as a result of COVID-19 or otherwise;

•
our ability to maintain food safety and prevent food-borne illness incidents and our susceptibility to supplier-initiated recalls;

•
general changes in consumer tastes and preferences or in consumer spending;

•
our ability to comply with modified or new laws and regulations applying to our business;

•
our vulnerability to adverse weather conditions, natural disasters, and public health crises, including pandemics;

•
our ability to obtain and maintain intellectual property protection; and

•
our expectations related to the use of proceeds from this offering.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the “Risk Factors” section, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which is incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.
You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. We believe that the information from these industry publications, surveys and studies is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors” in this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS
We estimate that the net proceeds from our issuance and sale of           shares of our Class A common stock in this offering will be approximately $      million, or approximately $      million if the underwriter exercises its option to purchase additional shares in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, including working capital, operating expenses, and capital expenditures.
As of March 31, 2021 and December 31, 2020, we had $31.6 million and $32.2 million, respectively, net of debt issuance costs, in outstanding borrowings under the senior secured term loan. Borrowings under the senior secured term loan bear interest at a rate equal to LIBOR (subject to a 1.50% floor) plus 8.00% per annum. The consummation of this offering will require us to prepay approximately $5.0 million in indebtedness incurred under the amended senior secured term loan in May 2021. The prepayment amount will be released to the lender from funds held in an escrow account currently held by a third-party escrow agent.
As of March 31, 2021, we had cash and cash equivalents of $29.6 million. We believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will be sufficient to meet our anticipated cash needs for at least the next 12 months. However, we may seek to raise additional funds through equity or debt financing arrangements. Our future capital requirements and the availability of and accessibility to additional funds will depend on many factors, including those described in the section of this prospectus supplement captioned “Risk Factors.”
Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY
We have never declared or paid cash dividends on our Class A common stock. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. In addition, the terms of our existing senior secured term loan preclude us from paying cash dividends without the written consent of certain of our lenders.

DILUTION
If you invest in our Class A common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our Class A common stock after this offering.
Our historical net tangible book value (deficit) as of March 31, 2021 was $50.6 million, or $2.80 per share of Class A common stock, Class B common stock and Class C capital stock outstanding as of March 31, 2021. Our historical net tangible book value (deficit) is the amount of our total tangible assets less our total liabilities. Historical net tangible book value (deficit) per share represents our historical net tangible book value (deficit) divided by the number of shares of our Class A common stock, Class B common stock and Class C capital stock outstanding as of March 31, 2021.
After giving effect to the issuance and sale of           shares of Class A common stock in this offering at the public offering price of $      per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 would have been $      million, or $      per share. This represents an immediate increase of $      in as adjusted net tangible book value per share to existing stockholders and immediate dilution of $      in as adjusted net tangible book value per share to investors purchasing shares of our Class A common stock in this offering. Dilution per share to investors purchasing shares of our Class A common stock in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by investors purchasing shares of our Class A common stock in this offering. The following table illustrates this dilution to the investors purchasing shares of our Class A common stock in this offering without giving effect to any exercise by the underwriter of its option to purchase additional shares.
Public offering price per share		$
Historical net tangible book value (deficit) per share as of March 31, 2021	$2.80
Increase in as adjusted net tangible book value per share attributable to investors purchasing shares of our Class A common stock in this offering
As adjusted net tangible book value per share after giving effect to this offering
Dilution per share to investors purchasing shares of our Class A common stock in this offering		$
If the underwriter exercises its option to purchase up to           additional shares in full, the as adjusted net tangible book value will increase to $      per share, representing an immediate increase to existing stockholders of $      per share and immediate dilution of $      per share to investors purchasing shares of our Class A common stock in this offering.
The table above is based on 14,657,259 shares of Class A common stock, 3,393,791 shares of Class B common stock and no shares of Class C capital stock outstanding as of March 31, 2021 and excludes:
•
1,419,735 shares of our Class A common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2021;

•
1,157,250 shares of our Class A common stock issuable upon the vesting of performance stock units outstanding as of March 31, 2021;

•
50,342 shares of our Class B common stock issuable upon the exercise of stock options outstanding as of March 31, 2021, at a weighted average exercise price of $97.10 per share; and

•
1,284,507 additional shares of our Class A common stock available for future issuance as of March 31, 2021 under our 2017 Equity Incentive Plan, as well as any automatic increases in the number of shares of Class A common stock reserved under such plan.

To the extent that stock options are exercised, outstanding restricted stock units or performance stock units are vested, new stock options, performance stock units or restricted stock units are issued under our equity incentive plan, warrants are issued pursuant to our senior secured term loan, as amended, or we issue additional shares of Class A common stock upon the foregoing events or for any other reason in the future, there will be further dilution to investors participating in this offering.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR CLASS A COMMON STOCK
The following is a discussion of material U.S. federal income and estate tax considerations relating to ownership and disposition of our Class A common stock by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity) of our Class A common stock that is not, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or if the trust has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings, and judicial decisions, as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. In addition, there can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described in this prospectus supplement.
This discussion addresses only non-U.S. holders that hold shares of our Class A common stock as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address the alternative minimum tax, the Medicare tax on net investment income or any aspects of U.S. state, local, or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:
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insurance companies;

•
tax-exempt organizations;

•
financial institutions;

•
brokers or dealers in securities;

•
pension plans;

•
controlled foreign corporations;

•
passive foreign investment companies;

•
owners that hold our Class A common stock as part of a straddle, hedge, conversion transaction, synthetic security, or other integrated investment; and

•
certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or persons who hold their Class A common stock through partnerships or other entities that are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our Class A common stock should consult his, her, or its own tax advisor regarding the tax consequences of the purchase, ownership, and disposition of our Class A common stock through a partnership or other pass-through entity, as applicable.
Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of acquiring, holding, and disposing of our Class A common stock.

Dividends
If we pay distributions on our Class A common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the Class A common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “— Gain on Disposition of Class A Common Stock.”
Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. A non-U.S. holder of our Class A common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty.
Gain on Disposition of Class A Common Stock
A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our Class A common stock unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the non-U.S. holder is a foreign corporation, an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;

•
the non-U.S. holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; or

•
we are, or have been at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter), a “U.S. real property holding corporation,” unless our Class A common stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding Class A common stock, directly or indirectly, during the shorter of the five year period ending on the date of the disposition or the period that the non-U.S. holder held our Class A common stock. If we are determined to be a U.S. real property holding corporation and the foregoing does not apply, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our Class A common stock will be regularly traded on an established securities market for purposes of the rule described above.
Information Reporting and Backup Withholding
We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our Class A common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our Class A common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading “— Dividends,” will generally be exempt from U.S. backup withholding.
Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Class A common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.
FATCA
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our Class A common stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA.
Withholding under FATCA generally applies to payments of dividends on our Class A common stock. While withholding under FATCA would also apply to payments of gross proceeds from a sale or other disposition of our Class A common stock, under proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.
If withholding under FATCA is required on any payment related to our Class A common stock, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Class A common stock and the entities through which they hold our Class A common stock.
Federal Estate Tax
Class A common stock owned or treated as owned by an individual who is a non-U.S. holder (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.
The preceding discussion of material U.S. federal tax considerations is for prospective investors’ information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of purchasing, holding, and disposing of our Class A common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriter named below has agreed to purchase, and we have agreed to sell to the underwriter, the number of shares indicated below:
Name	Number of Shares
Canaccord Genuity LLC
Total:
The underwriter and the representative is referred to as the “underwriter” and the “representative,” respectively. The underwriter is offering the shares of Class A common stock subject to its acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of Class A common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of Class A common stock offered by this prospectus supplement if any such shares are taken. However, the underwriter is not required to take or pay for the shares covered by the underwriter’s option to purchase additional shares described below.
The underwriter initially proposes to offer part of the shares of Class A common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $      per share under the public offering price. After the initial offering of the shares of Class A common stock, the offering price and other selling terms may from time to time be varied by the representative.
We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to           additional shares of Class A common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions, solely to cover over-allotments. To the extent the option is exercised, the underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of Class A common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of Class A common stock listed next to the name of the underwriter in the preceding table.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase up to an additional           shares of Class A common stock.
Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $450,000. We have agreed to reimburse the underwriter for certain expenses, including any relating to Financial Industry Regulatory Authority, Inc. matters and the qualification of the shares issued in this offering under state securities laws, in an amount up to $50,000 in the aggregate.
Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “APRN.”
We and all directors, executive officers and certain affiliated entities (the “lock-up parties”) have agreed that, without the prior written consent of Canaccord Genuity LLC on behalf of the underwriter, we and they will not, and will not publicly disclose an intention to, during the period ending 75 days after the date of this prospectus supplement (the “restricted period”):

•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock, Class B common stock, Class C capital stock or any securities convertible into or exercisable or exchangeable for shares of Class A common stock, Class B common stock or Class C capital stock (the “restricted securities”);

•
file any registration statement with the Securities and Exchange Commission relating to the offering of any restricted shares; or

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enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted shares whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph do not apply to such transfers or dispositions:
•
as a bona fide gift or charitable contribution, provided that the donee or donees thereof agree to be bound in writing by the restrictions described above, provided no filing under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other public filing or disclosure of such transfer by or on behalf of the lock-up party shall be required or voluntarily made during the restricted period;

•
to any family member or any trust for the direct or indirect benefit of the lock-up party or any family member or family members of the lock-up party, provided no filing under the Exchange Act or any other public filing or disclosure of such transfer by or on behalf of the lock-up party shall be required or voluntarily made during the restricted period;

•
if the lock-up party is a trust, to any trustor or beneficiary of the lock-up party or to the estate of a beneficiary of the lock-up party, provided that such family member or the trustee of such trust, as the case may be, agrees to be bound in writing by the restrictions described above, and provided further that any such transfer shall not involve a disposition for value, and provided further if any filing under the Exchange Act or any other public filing or disclosure of such transfer by or on behalf of the lock-up party reporting a reduction in beneficial ownership of the restricted shares is required during the restricted period, (x) such filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and (y) it shall be a condition to any such transfer that such transfer be only to transferees that are either affiliates or stockholders, partners, members, beneficiaries or other equity holders of the lock-up party;

•
if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity (A) to a corporation, partnership, limited liability company, trust or other business, corporate or legal entity that is an affiliate (as defined Rule 405 promulgated under the Securities Act of 1933, as amended, or the Securities Act) of the lock-up party (including any wholly-owned subsidiary), or to any investment fund or other entity controlled or managed by the lock-up party or affiliates of the lock-up party or (B) as part of a distribution without consideration to its limited or general partners, members, stockholders or holders of similar equity interests; provided that in the case of clauses (A) and (B) such transfer shall not involve a disposition for value and the transferee agrees to be bound in writing by the restrictions described above, provided no filing under the Exchange Act or any other public filing or disclosure of such transfer by or on behalf of the lock-up party shall be required or voluntarily made during the restricted period;

•
by will or intestacy, provided that the legatee, heir or other transferee, as the case may be, agrees to be bound in writing by the restrictions described above, provided if any filing under the Exchange Act or any other public filing or disclosure of such transfer by or on behalf of the lock-up party reporting a reduction in beneficial ownership of the restricted shares is required during the restricted period, such filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.

•
pursuant to a court order or settlement or other domestic order related to the distribution of assets in connection with the dissolution of a marriage or civil union, provided that the transferee agrees to be bound in writing by the restrictions described above, provided if any filing under the Exchange Act or any other public filing or disclosure of such transfer by or on behalf of the lock-up party reporting a reduction in beneficial ownership of the restricted shares is required during the restricted period, such filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;
•
in connection with the exercise of options, warrants or equity-based awards or other rights entitling the holder thereof to acquire restricted shares or any security convertible into or exercisable for restricted shares in accordance with their terms (including, in each case, by way of “net” or “cashless” exercise, “sell to cover” in market transactions upon vesting of restricted stock units or performance stock units and/or to cover withholding tax obligations in connection with such exercise and any transfer to us for the payment of taxes as a result of such vesting or exercise, whether by means of a “net settlement” or otherwise) pursuant to an employee benefit plan, option, warrant or other right disclosed in the this prospectus supplement, provided that any securities issued upon exercise of such option, warrant or other right shall be subject to the restrictions described above; provided further that this clause shall not apply to open market transactions (other than in the case of “sell to cover” market transactions upon vesting of restricted stock units or performance stock units) and no filing under the Exchange Act or any other public filing or disclosure of such transfer by or on behalf of the lock-up party shall be required or voluntarily made during the restricted period, other than required filings on Schedule 13G, Schedule 13G/A or required filings on Form 4, provided that any such filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

•
to us pursuant to a contractual arrangement in effect on the date hereof which provides for the repurchase of the lock-up party’s shares by us upon termination of service of such lock-up party and which is disclosed in this prospectus supplement, provided no filing under the Exchange Act or any other public filing or disclosure of such transfer by or on behalf of the lock-up party shall be required or voluntarily made during the restricted period;

•
pursuant to the conversion of our outstanding capital stock into shares of Class A common stock, provided that the shares received upon conversion shall be subject to the restrictions described above, provided if any filing under the Exchange Act or any other public filing or disclosure of such transfer by or on behalf of the lock-up party reporting a reduction in beneficial ownership of the restricted shares is required during the restricted period, such filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

•
acquired in this offering or in open market transactions following the completion of this offering, provided no filing under the Exchange Act or any other public filing or disclosure of such transfer by or on behalf of the lock-up party shall be required or voluntarily made during the restricted period;

•
pursuant to a bona fide third-party tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions approved by our board of directors and made to all holders of our capital stock and that would result in a Change in Control (as defined in the lock-up agreement), provided, that in the event that such tender offer, merger, consolidation, business combination, stock purchase or transaction or series of related transactions is not completed, the lock-up party’s restricted securities shall remain subject to the restrictions described above;

•
transfers of shares pursuant to a plan designed to satisfy the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) established prior to the restricted period, which 10b5-1 Plan shall not be amended during the restricted period but may be terminated during the restricted period; provided, that any filing made pursuant to Section 16(a) of the Exchange Act shall include a footnote to the effect that such sales of shares are being made pursuant to the lock-up party’s 10b5-1 Plan established prior to the restricted period; or

•
with the prior written consent of Canaccord Genuity LLC on behalf of the underwriter.

In addition, the restrictions set forth above do not apply in certain circumstances, including:
•
the issuance of shares contemplated by the underwriting agreement, in each case that are described in the registration statement of which this prospectus supplement is a part;

•
the issuance of shares of our capital stock upon the exercise or settlement of options, restricted stock units or performance stock units or the conversion or exchange of convertible or exchangeable securities disclosed in the registration statement of which this prospectus supplement is a part;

•
the issuance of shares of our capital stock or any securities convertible into, exchangeable for or that represent the right to receive such shares, in each case pursuant to our equity plans;

•
the issuance of (or the entry into an agreement with respect to the issuance of) shares of our capital stock or securities convertible into, exchangeable for or that represent the right to receive shares of our capital stock in connection with (1) our acquisition of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition or (2) any joint venture, collaboration, commercial relationship or other strategic transaction, and the issuance of any such securities pursuant to any agreement to effect the foregoing transactions; provided that in the case of the second, third and this fourth bullet point above, each recipient of such securities shall execute and deliver to Canaccord Genuity LLC, on or prior to the issuance of such securities, a lock-up agreement for the remainder of the restricted period;

•
the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to (1) our equity plans or (2) any assumed employee benefit plan contemplated by the immediately preceding bullet point; provided that the aggregate number of shares of our capital stock that we may sell or issue or agree to sell or issue pursuant to the immediately preceding bullet point and clause (2) of this bullet point shall not exceed 10% of the total number of shares of our capital stock issued and outstanding as of immediately following the completion of the transactions contemplated by the underwriting agreement; and

•
the issuance of warrants for shares of our Class A common stock pursuant to the Financing Agreement, dated October 16, 2020 and as amended, by and among the Company, Blue Apron, LLC, certain of our subsidiaries party thereto as subsidiary guarantors, the lenders party thereto from time to time and Blue Torch Finance LLC, as administrative agent and collateral agent for the lenders, our filing of a shelf registration statement on or after July 30, 2021 for the resale of the shares of Class A common stock issuable upon exercise of such warrants, and our issuance of shares of Class A common stock upon exercise of such warrants.

Canaccord Genuity LLC, in its sole discretion, may release shares of Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
In order to facilitate the offering of the Class A common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock. Specifically, the underwriter may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriter under the option. The underwriter can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares compared to the price available under the option. The underwriter may also sell shares in excess of the option, creating a naked short position. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of Class A common stock in the open market to stabilize the price of the Class A common stock. These activities may raise or maintain the market price of the Class A common stock above independent market levels or prevent or retard a decline in the market price of the Class A common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.
We and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of Class A common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
United Kingdom
Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS
The validity of the shares of our Class A common stock offered hereby is being passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Goodwin Procter LLP, Boston, Massachusetts, is acting as counsel for the underwriter in connection with this offering.
EXPERTS
The consolidated financial statements of Blue Apron Holdings, Inc. appearing in Blue Apron Holdings, Inc’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.blueapron.com. Our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.
This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s internet site.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-38134) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the securities under the registration statement is terminated or completed.
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2021 Annual Meeting of Stockholders;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021;

•
Current Reports on Form 8-K filed on January 4, 2021, May 6, 2021 and June 15, 2021; and

•
The description of our Class A common stock contained in our Registration Statement on Form 8-A filed on June 26, 2017, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these documents at no cost, by writing or calling us at the following address or phone number:
Blue Apron Holdings, Inc.
Attn: General Counsel
28 Liberty Street
New York, New York 10005
Telephone: (347) 765-1896

PROSPECTUS
$75,000,000
Debt Securities
Class A Common Stock
Preferred Stock
Warrants
We may offer and sell securities from time to time in one or more offerings of up to $75,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our Class A common stock is listed on The New York Stock Exchange under the symbol “APRN”.

Investing in these securities involves certain risks. See “Risk Factors” on page 6 of this prospectus, included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 23, 2020

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $75,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Blue Apron Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.blueapron.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-38134)and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020;

•
Current Reports on Form 8-K filed on January 7, 2020, February 18, 2020, March 19, 2020 and April 3, 2020, respectively, and Current Report on Form 8-K/A filed on February 26, 2020; and

•
The description of our Class A common stock contained in our Registration Statement on Form 8-A filed on June 26, 2017, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Blue Apron Holdings, Inc.
Attn: General Counsel
28 Liberty Street
New York, New York 10005
Telephone: (347) 765-1896

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act.
In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the information incorporated by reference in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements except as required by applicable law.
Forward-looking statements are subject to a number of risks, uncertainties and assumptions in other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:
•
our expectations regarding our expenses and revenue, our ability to maintain and grow adjusted EBITDA and to achieve profitability, the sufficiency of our cash resources, our needs for additional financing, our ability to effectively manage expenses and cash flows, and our ability to remain in compliance with financial and other covenants under our indebtedness;

•
our ability, including the timing and extent, to obtain additional financing and sufficiently manage costs and to fund investments in our operations in amounts necessary to support the execution of our growth strategy;

•
our ability, including the timing and extent, to successfully execute our growth strategy, cost-effectively attract new customers and retain existing customers, and to expand our direct-to-consumer product offerings;

•
our ability to sustain the recent increase in demand resulting from the COVID-19 (coronavirus) pandemic and to retain new customers;

•
the potential adverse impact of the COVID-19 pandemic on our operations and results, including as a result of the loss of adequate labor, any prolonged closures, or series of temporary closures, of one or more fulfillment centers, supply chain or carrier interruptions or delays, or changes in consumer behaviors, both when stay-at-home and restaurant restriction orders are lifted and/or as a result of the COVID-19 pandemic’s impact on financial markets and economic conditions;

•
our ability to identify, consummate and realize the anticipated benefits of strategic alternatives and the structure, terms and specific risks and uncertainties associated with any such potential strategic alternatives;

•
our expectations regarding the benefits and expected costs and charges associated with our plan to close our Arlington, Texas fulfillment center, together with any potential disruption to our workforce and operations associated with such closure and related transfer of production volume to our Linden, New Jersey and Richmond, California fulfillment centers;

•
our ability to maintain and grow the value of our brand and reputation;

•
our expectations regarding, and the stability of, our supply chain, including potential shortages or interruptions in the supply or delivery of ingredients, as a result of COVID-19 or otherwise;

•
our ability to maintain food safety and prevent food-borne illness incidents;

•
changes in consumer tastes and preferences or in consumer spending;

•
our ability to effectively compete;

•
our ability to attract and retain qualified employees and key personnel;

•
our ability to comply with modified or new laws and regulations applying to our business;

•
our vulnerability to adverse weather conditions, natural disasters and pandemics; and

•
our ability to obtain and maintain intellectual property protection.

BLUE APRON HOLDINGS, INC.
Blue Apron creates incredible experiences. Founded in 2012, we are building a consumer lifestyle brand that symbolizes the emotional human connections that are formed through the cooking experiences we create.
Our core product is the meal experience we help our customers create. These experiences extend from discovering new recipes, ingredients, and cooking techniques to preparing meals with families and loved ones to sharing photos and stories of culinary triumphs. Central to these experiences are the original recipes we design and send along with fresh, seasonally inspired ingredients directly to our customers. We also sell wine, which can be paired with our meals, and we sell a curated selection of cooking tools, utensils, pantry items, and add-on products for different culinary occasions, which are tested and recommended by our culinary team. Our customers span ages, geographies, income brackets, and levels of culinary expertise. They include recent college graduates, young couples, families, singles, and empty nesters. Our passionate community of home cooks tell us, through emails, phone calls, and social media, how much Blue Apron has changed their lives.
Central to our operations, we have developed an integrated ecosystem that employs technology and expertise across many disciplines. Our supply-demand coordination activities — demand planning, recipe creation, recipe merchandising, fulfillment operations, and marketing — drive our end-to-end value chain.
Our principal executive offices are located at 28 Liberty Street, New York, New York 10005, and our telephone number at that address is (347) 719-4312. Our website address is www.blueapron.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings we make with the SEC from time to time, that are incorporated by reference herein, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report for the quarter ended March 31, 2020 before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.
Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “our company,” “we,” “our” and “us” in this section, we mean Blue Apron Holdings, Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
General
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities — Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.
The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.
The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:
•
the title and type of the debt securities;

•
whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

•
the initial aggregate principal amount of the debt securities;

•
the price or prices at which we will sell the debt securities;

•
the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•
the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•
the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•
the right, if any, to extend the interest payment periods and the duration of that extension;

•
the manner of paying principal and interest and the place or places where principal and interest will be payable;

•
provisions for a sinking fund, purchase fund or other analogous fund, if any;

•
any redemption dates, prices, obligations and restrictions on the debt securities;

•
the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•
any conversion or exchange features of the debt securities;

•
whether the debt securities will be subject to the defeasance provisions in the indenture;

•
whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•
whether the debt securities will be guaranteed as to payment or performance;

•
any special tax implications of the debt securities;

•
any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

•
any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities
Covenants.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•
the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•
the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•
immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•
we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.
The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.
No Protection in the Event of a Change in Control.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:
•
failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•
failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•
default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•
certain events of bankruptcy or insolvency, whether or not voluntary; and

•
any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.
If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
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the holder gives the trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

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the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

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the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.
Satisfaction and Discharge.   We can satisfy and discharge our obligations to holders of any series of debt securities if:
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we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

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we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

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all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.
Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance.   Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance.   We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
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We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

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We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance.   Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
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We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver.   We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:
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to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

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to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

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to provide for or add guarantors with respect to the senior debt securities of any series;

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to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

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to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

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to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
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extends the final maturity of any senior debt securities of such series;

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reduces the principal amount of any senior debt securities of such series;

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reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

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reduces the amount payable upon the redemption of any senior debt securities of such series;

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changes the currency of payment of principal of or interest on any senior debt securities of such series;

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reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

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waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

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changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

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modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

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adversely affects the right to convert or exchange senior debt securities into Class A common stock or other securities or property in accordance with the terms of the senior debt securities; or

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reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
No Personal Liability of Incorporators, Stockholders, Officers, Directors.   The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee.   The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds.   All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law.   The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination.   The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
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all of the indebtedness of that person for money borrowed;

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all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

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all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

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all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our restated certificate of incorporation, as amended, our amended and restated by-laws and applicable provisions of Delaware corporate law. You should read our restated certificate of incorporation, as amended, and amended and restated by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Our authorized capital stock consists of 1,500,000,000 shares of Class A common stock, par value $0.0001 per share, 175,000,000 shares of Class B common stock, par value $0.0001 per share, 500,000,000 shares of Class C capital stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.
As of March 31, 2020, 9,727,283 shares of Class A common stock were outstanding, 3,654,248 shares of Class B common stock were outstanding, no shares of Class C capital stock were outstanding and no shares of preferred stock were outstanding.
Class A Common Stock, Class B Common Stock and Class C Capital Stock
Annual Meeting.   Annual meetings of our stockholders are held on the date designated in accordance with our amended and restated by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors and shall be called by the chairman of the board or the secretary upon the written request, stating the purpose of such meeting, of the holders of a majority of the outstanding shares of all classes of capital stock entitled to vote at the meeting. Except as may be otherwise provided by applicable law, our restated certificate of incorporation, as amended, or our amended and restated by-laws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.
Holders of Class A common stock are entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of stockholders, holders of Class B common stock are entitled to ten votes for each share of Class B common stock held on all matters submitted to a vote of stockholders, and holders of Class C capital stock are not entitled to vote on any matter that is submitted to a vote of stockholders, except as otherwise required by law. Holders of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. Our restated certificate of incorporation, as amended, and amended and restated bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. The restated certificate of incorporation, as amended, does not provide for cumulative voting for the election of directors.
Dividends.   Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock, Class B common stock and Class C capital stock are entitled, equally, identically and ratably on a per share basis, to receive dividends out of funds legally available if the board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. The board of directors may pay or make a disparate dividend or distribution per share of Class A common stock, Class B common stock or Class C capital stock if such disparate dividend or distribution is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock, Class B common stock and Class C capital stock, each voting separately as a class.
Liquidation, Dissolution and Winding Up.   If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of Class A common stock, Class B common stock and Class C capital stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock and unless an affirmative vote of the holders of a majority of the outstanding shares of Class A common stock, Class B common stock and Class C capital stock, each voting separately as a class, approve in advance different treatment of the shares of each such class with respect to distributions.
Right to Receive Merger Distributions.   Our restated certificate of incorporation, as amended, provides that, in the event of a consolidation or merger of us with or into any other entity, the distribution or payment in respect of the shares of Class A common stock, Class B common stock and Class C capital stock shall be made ratably on a per share basis among the holders of Class A common stock, Class B common stock and Class C capital stock as a single class, unless the only difference in the per share consideration between the holders of different classes of Class A common stock, Class B common stock or Class C capital stock is that any securities distributed to the holder of a share of Class B common stock have ten times the voting power of any securities distributed to the holder of a share of Class A common stock and that any securities distributed to the holder of a share of Class C capital stock have no voting rights or power.
Third-Party Tender or Exchange Offers.   Our restated certificate of incorporation, as amended, provides that we may not enter into any agreement pursuant to which a third party may by tender or exchange offer acquire any shares of Class A common stock, Class B common stock or Class C capital stock, and neither we nor the board of directors may recommend that holders tender shares of Class A common stock, Class B common stock or Class C capital stock into any third-party tender or exchange offer, unless the holders of each of Class A common stock, Class B common stock or Class C capital stock have the right to receive the same amount of consideration on a per share basis as the other classes, unless the only difference in the per share consideration between the holders of different classes of Class A common stock, Class B common stock or Class C capital stock is that any securities distributed to the holder of a share of Class B common stock have ten times the voting power of any securities distributed to the holder of a share of Class A common stock and that any securities distributed to the holder of a share of Class C capital stock have no voting rights or power.
Conversion.   Each outstanding share of Class B common stock will convert automatically into one share of Class A common stock upon its transfer, whether or not for value and whether voluntary or involuntary or by operation of law, except for certain exceptions and permitted transfers described in our restated certificate of incorporation, as amended, including certain transfers by a stockholder to (1) family members of the stockholder, so long as the stockholder retains voting control over the transferred shares; (2) certain trusts and other permitted entities owned by or for the benefit of the stockholder or family members, so long as the stockholder, or a fiduciary who is selected by such stockholder and whom such stockholder has the power to remove and replace, retains voting control over the transferred shares; and (3) certain foundations and charities, so long as the stockholder, or a fiduciary who is selected by such stockholder and whom such stockholder has the power to remove and replace, retains voting control over the transferred shares. In addition, each outstanding share of Class B common stock held by a stockholder who is a natural person, or held by the permitted transferees of such stockholder, will convert automatically into one share of Class A common stock upon the death or permanent and total disability of such stockholder, subject to a conversion delay of the earlier of (1) nine months in the event of the death or permanent and total disability of one of our founders, Matthew B. Salzberg, Ilia M. Papas or Matthew J. Wadiak, or (2) the date upon which such founder’s permitted transferees cease to hold such shares or to exercise voting control over such shares.
As a result of the conversion provisions described above, unless one of the specified exceptions applies, a holder of Class B common stock cannot transfer shares of Class B common stock without the loss of the higher voting rights associated with the Class B common stock (ten votes per share) as compared to the Class A common stock (one vote per share), which may make the value of such holder’s investment in our company lower than it would be if such holder were permitted to transfer shares of Class B common stock without the conversion of the transferred shares into Class A common stock. The conversion of Class B common stock into Class A common stock, whether upon a transfer of Class B common stock or the death of a holder of Class B common stock, will have the effect, over time, of increasing the relative voting power of those holders of Class B common stock who retain their shares of Class B common stock. In addition, because of the conversion delay described above, a founder (or such founder’s estate or the persons to whom such founder’s shares are transferred upon his death, as applicable) will be able to retain such founder’s shares of Class B common stock (and the higher voting rights associated with such shares) for a period of nine months after the death or permanent and total disability of such founder.

Each share of Class B common stock is convertible at any time, at the option of the holder thereof, into one share of Class A common stock. A holder who voluntarily elects to convert shares of Class B common stock into Class A common stock will lose the higher voting rights associated with the Class B common stock (ten votes per share) as compared to the Class A common stock (one vote per share), which may make the value of such holder’s investment in our company lower than it would be if such holder continued to hold Class B common stock.
All outstanding Class B common stock will convert automatically into Class A common stock, on a share-for-share basis, (1) upon the date which is nine months after the death or disability of Matthew B. Salzberg or (2) when the voting power of all outstanding shares of Class B common stock represent less than 5% of the combined voting power of the outstanding shares of Class A common stock and Class B common stock. All outstanding Class C capital stock will convert automatically into Class A common stock, on a share-for-share basis, on the date fixed therefor by the board of directors that is between 31 and 90 days following the conversion of all outstanding shares of Class B common stock into shares of Class A common stock. Upon the conversion of all outstanding shares of Class B common stock and Class C capital stock into Class A common stock, all stockholders will have one vote per share, which will reduce the ability of the holders of Class B common stock to exercise voting control over us.
Each share of Class B common stock or Class C capital stock that is converted into Class A common stock will thereupon automatically be retired and not be available for reissuance. If we subsequently wish to issue more shares of Class B common stock or Class C capital stock than are then authorized for issuance, we would first have to amend our restated certificate of incorporation, as amended, with the approval of the board of directors and stockholders in accordance with the General Corporation Law of the State of Delaware, which we refer to as the DGCL.
Authorized but Unissued Shares.   The authorized but unissued shares of our Class A common stock, Class B common stock, Class C capital stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing rules of the New York Stock Exchange. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved capital stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Other Rights.   Holders of the Class A common stock, Class B common stock and Class C capital stock have no right to:
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have their stock redeemed;

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purchase additional stock; or

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maintain their proportionate ownership interest in our company.

Holders of shares of the Class A common stock, Class B common stock and Class C capital stock are not required to make additional capital contributions.
Transfer Agent and Registrar.   Computershare Trust Company, N.A. is transfer agent and registrar for our Class A common stock and Class B common stock.
Preferred Stock
We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock, including dividend rights, conversion rights, redemption privileges and liquidation preferences. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.
The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:
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the designation and stated value per share of the preferred stock and the number of shares offered;

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the amount of liquidation preference per share;

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the price at which the preferred stock will be issued;

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the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

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any redemption or sinking fund provisions;

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if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

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any conversion provisions; and

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any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
Rank.   Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:
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senior to our Class A common stock, Class B common stock and Class C capital stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

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on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

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junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Dividends.   Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.
No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Liquidation Preference.   Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any Class A common stock, Class B common stock or Class C capital stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.
Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Redemption.   If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

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if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

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if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:
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if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.
If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.
Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:
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the redemption date;

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the number of shares and series of preferred stock to be redeemed;

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the redemption price;

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the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

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that dividends on the shares to be redeemed will cease to accrue on such redemption date;

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the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

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the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Voting Rights.   Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.
Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights.   The terms and conditions, if any, upon which any series of preferred stock is convertible into our Class A common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of Class A common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Transfer Agent and Registrar.   The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
Registration Rights
Pursuant to our investors’ rights agreement, certain stockholders have the right to request that their shares be included in a registration statement that we are otherwise filing. We refer to the shares held by holders having rights under this agreement as registrable securities. As of March 31, 2020, the holders of approximately 3 million registrable securities have rights under this agreement.
Piggyback Registration Rights.   Pursuant to the investors’ rights agreement, if we propose to file a registration statement under the Securities Act, other than with respect to a registration related to employee benefit or similar plans or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered, the holders of all registrable securities are entitled to receive notice of the registration and to include their registrable securities in such registration. The underwriters of any underwritten offering will have the right to limit the number of the number of registrable securities that may be included in the registration statement.
Expenses of Registration.   We are required to pay all expenses relating to any Form S-3 or piggyback registration, other than the underwriting discount, subject to certain limited exceptions.
Provisions of Our Restated Certificate of Incorporation, as Amended, Our Amended and Restated By-laws and Delaware Law That May Have Anti-Takeover Effects
Board of Directors.   Our restated certificate of incorporation, as amended, and amended and restated by-laws provide for a board of directors divided as nearly equally as possible into three classes. Each class is elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The number of directors comprising our board of directors is fixed from time to time by the board of directors.
Removal of Directors by Stockholders.   Our restated certificate of incorporation, as amended, provides that, subject to the rights of holders of any series of preferred stock, members of our board of directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2∕3% of the votes that all the stockholders would be entitled to cast in an election of directors.
Stockholder Nomination of Directors.   Our amended and restated by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the later of (x) the 90th day prior to the date of such meeting and (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us.
No Action by Written Consent.   Our restated certificate of incorporation, as amended, provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.
Supermajority Voting.   The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended or repealed by a majority vote of the board of directors or the affirmative vote of the holders of at least 66 2∕3% of the votes that all stockholders would be entitled to cast for the election of directors. In addition, the affirmative vote of the holders of at least 66 2∕3% of the votes that all stockholders would be entitled to cast for the election of directors is required to amend, repeal, or adopt any provisions inconsistent with any of the provisions of our restated certificate of incorporation, as amended, with respect to the staggered board, quorum of directors, and removal of directors and the provisions of our restated certificate of incorporation, as amended, with respect to special meetings of the stockholders.
Choice of Forum.   Our restated certificate of incorporation, as amended, provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of us, (2) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee or stockholder of ours to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery, or (4) any action asserting a claim governed by the internal affairs doctrine. Our restated certificate of incorporation, as amended, further provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
Delaware Business Combination Statute.   Section 203 of the DGCL is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:
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a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

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any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.
The prohibition against these transactions does not apply if:
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prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

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the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase Class A common stock, preferred stock or debt securities. We may offer warrants separately or together with one or more additional warrants, Class A common stock, preferred stock or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
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the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants are to be sold separately or with other securities as parts of units;

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whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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the designation and terms of any equity securities purchasable upon exercise of the warrants;

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the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each security;

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if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or Class A common stock will be separately transferable;

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the number of shares of Class A common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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any redemption or call provisions; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES
Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:
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to or through underwriters;

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to or through brokers or dealers;

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through agents;

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directly to one or more purchasers in negotiated sales or competitively bid transactions;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

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through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions:
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at a fixed price, or prices, which may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market or an exchange or otherwise; or

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at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price and the proceeds we will receive from the sale of the securities;

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any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or re-allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities. In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
The consolidated financial statements of Blue Apron Holdings, Inc. appearing in Blue Apron Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Shares
Class A Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT
June   , 2021

Canaccord Genuity